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                           STANDARD FORM COMMERCIAL LEASE

     THIS INSTRUMENT IS A LEASE, dated as of 5/2, 1997, in which the LESSOR and LESSEE are the parties hereinafter named, and which relates to space in the property (the "Property") known as Lincoln Plaza and located at 89 South Street and 70-80 Lincoln Street, Massachusetts. The parties to this instrument hereby agree with each other as follow:

1.   BASIC LEASE

     PROVISIONS:    The following set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed.

          A.   BASIC DATA.

               LESSOR: Lincoln Plaza Limited Partnership, a Massachusetts limited partnership.

               LESSOR'S Original Address: c/o Capital Properties, Inc., 80 Lincoln Street, Boston, MA 02111

               LESSEE: Silicon Valley Internet Partners, a California corporation.

               LESSEE'S Original Address: 950 Tower Lane, Suite 300, Foster City, California, 94404

               PERMANENT PREMISES

                    Permanent Premises Basic Rent:

               31/98 - 3/15/99     For year one, the sum of $480,000 ($24 per
                                   square foot of Premises Rentable Area) per annum as the same may be adjusted and/or abated.

               3/15/00 For year two, the sum of $500,000 ($25 per square foot of Premises Rentable Area) per annum as the same may be adjusted and/or abated.

               3/15/01 For year three, the sum of $520,000 ($26 per square foot of Premises Rentable Area) per annum as the same may be adjusted and/or abated.

               5/19/02 For year four, the sum of $540,000 ($27 per square foot of Premises Rentable Area) per annum as the same may be adjusted and/or abated.

               3/15/03 For year five, the sum of $560,000 ($28 per square foot of Premises Rentable Area) per annum as the same may be adjusted and/or abated.

                    Permanent Premises Rentable Area: Agreed to be 20,000 square feel located on the second floor of the Building.
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                    Permanent Premises Escalation Factor: 12.53%, as computed in accordance with the Escalation Factor Computation for the building located at 89 South Street.

                    Permanent Premises Construction Completion Date: Ninety (90) days after the current tenant(s) vacate the premises, estimated to be between January 1, 1998 and March 1, 1998, but not later than March 30, 1998.

               INITIAL PREMISES

                    Initial Premises Basic Rent: At the rate of $107,993 ($12.75 per square foot of Premises Rentable Area) per annum as the same may be adjusted and/or abated.

                    Initial Premises Rentable Area: Agreed to be 8,470 square feet located on the sixth floor of 70-80 Lincoln Street, Boston, MA.

               INITIAL TERM Approximately five years and ten months commencing on the Initial Premises Commencement Date and expiring at the close of the day immediately preceding the fifth anniversary of the Permanent Premises Commencement Date, except that if the Permanent Premises Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month on which such anniversary shall fall.

               Permitted Uses: General office use.

               LEASE SECURITY:

     At lease Execution -     LESSEE shall provide LESSOR

                              with a Letter of Credit in the

                              amount of $150,000.

     Thirty (30) days prior   The Letter of Credit shall be

     to the Commencement      increased to $614,500 (base

     of construction for the  portion) plus the cost of the tenant

     Permanent Premises.      improvements paid by LESSOR at

                              the request of LESSEE in excess

                              of $25/psf.

     At six (6) months after  The base portion of the Letter of

     the Permanent Premises   Credit may be reduced to

     Commencement Date        $574,000 *

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     At thirteen (13) months  The base portion of the Letter of

     after the Permanent      Credit may be reduced to

     Premises Commencement    $460,000 *

     Date

     At twenty-five (25)      The base portion of the Letter of

     months after the         Credit may be reduced to

     Permanent Premises       $155,000 *

     Commencement Date

     At thirty-seven (37)     The base portion of the Letter of

     months after the         Credit may be reduced to

     Permanent Premises       $93,333 *

     Commencement Date

                    * Contingent upon no monetary default from the Initial Premises Commencement Date through this reduction date. The portion in excess of the base portion of the Letter of Credit shall be reduced one third at thirteen months after the Permanent Premises Commencement Date one third at twenty five months after the Permanent Premises Commencement Date and one third at thirty seven months after the Permanent Premises Commencement Date.

               Prepaid Rent: On the Permanent Premises Commencement Date, LESSEE shall prepay the first three months rent.

               Base Operating Expenses: The actual Operating Expenses for the calendar year commencing January 1, 1998 and ending December 31, 1998, as adjusted for 95% building occupancy.

               Base Taxes: The actual Taxes for the Tax Year commencing July 1, 1997 and ending June 30, 1998.

               Broker: Whittier Partners, Inc. & Meredith & Grew

          B.   ADDITIONAL DEFINITIONS.

               Agent: Capital Properties, Inc., 80 Lincoln Street, Boston, Massachusetts 02111.

               Business Days: All days except Saturday, Sunday, New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day (and the following Monday when any such day occurs on Sunday). Unless specifically referred to herein as Business Days, all references in this Lease to "days" shall mean calendar days. There shall be no cleaning services provided on President's Day, Patriot's Day, Columbus Day or Veterans' day.

               Initial Premises: As described in Exhibit A1 attached hereto.

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               Permanent Premises: As described in Exhibit A2 attached hereto.

               Building Access: LESSEE shall have access to the building together with the necessary utilities three hundred and sixty five days per year, twenty four hours a day.

               Initial Premises Commencement Date: Not later than June 1, 1997 or upon substantial completion of LESSOR'S Work.

               Permanent Premises Commencement Date: The Permanent Premises Substantial Completion Date, as defined in Section 26B of this Lease, approximately first quarter, 1998, not later than May 1, 1998.

               Escalation Factor Computation: Premises Rentable Area divided by 95% of building rentable area.

               Extended Term: As defined in Section 34.

               First Offered Space: As defined in Section 35.

               Guarantor: None.

               Initial Public Liability Insurance: $1,000,000.00 per occurrence (combined single limit) for property damage, personal injury or death.

               LESSOR'S Architectural Allowance: $1.25 per square foot of the Permanent Premises Rentable Area, as defined in Section 26A.

               LESSOR'S Tenant Improvement Allowance: $25 per square foot of the Permanent Premises Rentable Area, as defined in Section 37.

               LESSOR'S Work for Initial Premises: As defined in Section 26.

               LESSOR'S Work for Permanent Premises: As defined in Section 26.

               Initial Premises: A portion of the Property as shown on Exhibit A attached hereto.

               Permanent Premises: A portion of the Property as shown on Exhibit A.

               Parking: As defined in Section 36.

               LESSOR'S Notice Address: LESSOR'S Original Address.

               LESSEE'S Notice Address: Initial Premises, then Permanent
          Premises.

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2. PREMISES    A) PERMANENT PREMISES (From the Permanent Premises Commencement
               Date to the end of the Term):

               A portion of the Building owned by LESSOR consisting of approximately 20,000 SQUARE FEET OF RENTABLE AREA ON THE SECOND FLOOR OF THE BUILDING LOCATED AT 89 SOUTH STREET, BOSTON, MA AND SUBSTANTIALLY KNOWN AS SUITE 201 on the plan attached hereto as "Exhibit A" (the "Premises") together with the right to use in common, with others entitled thereto, the hallways, stairways, and elevators, necessary for access to said Premises, and lavatories nearest thereto.

               B) INITIAL PREMISES (From the Initial Premises Commencement Date to the day before the Permanent Premises Commencement Date):

               A portion of the Building owned by LESSOR consisting of approximately 8,470 SQUARE FEET OF RENTABLE AREA ON THE SIXTH FLOOR OF THE BUILDING LOCATED AT 70-80 LINCOLN STREET, BOSTON, MA AND SUBSTANTIALLY KNOWN AS SUITE 601 on the plan attached hereto as "Exhibit A" (the "Premises") together with the right to use in common, with others entitled thereto, the hallways, stairways, and elevators, necessary for access to said Premises, and lavatories nearest thereto.

3. TERM The term of this lease shall be for approximately five years and ten months commencing on the Initial Premises Commencement Date and ending sixty months after the Permanent Premises Commencement Date.

4. BASIC       A) PERMANENT PREMISES
   RENT

               The LESSEE shall pay to the LESSOR rent at the rate specified in
               Section 1 of this Lease, payable in advance on the first day of each month, commencing upon occupancy of the Permanent Premises without deduction or set off. LESSEE shall pay the first three months rent on the Permanent Premises Commencement Date.

               B) INITIAL PREMISES

               The LESSEE shall pay to the LESSOR rent at the rate of $107,993 per year, payable in advance on the first day of each month commencing approximately June 1, 1997 without deduction or set off in monthly installments of $8,999.38.

5. SECURITY    Upon the execution of this lease, the LESSEE shall provide LESSOR
   DEPOSIT     a Letter of Credit in accordance with Section I of this lease.
               The Letter of Credit shall be held as a security for the LESSEE'S performance as herein provided and may be drawn in the event that LESSEE is in default beyond any applicable cure period, in accordance with Section 19 of this Lease.

6. ADDITIONAL  A. TAX. If, in any tax year, the real estate taxes on the land
   RENT and buildings, of which the Premises are a part, are in excess of the amount of the Base Taxes, as finally abated (hereinafter called the "Base Year"), LESSEE will pay to LESSOR, as additional rent hereunder, when and as designated within thirty

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               (30) days after notice in writing by LESSOR, the amount of the excess multiplied by the Escalation Factor. If the LESSOR obtains an abatement of any such excess real estate tax, a proportionate share of such abatement, less the reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to the LESSEE.

               B. OPERATING. If, in any calendar year, the Operating Expenses for the Property of which the Premises are a part, are in excess of the amount of the Base Operating Expenses, LESSEE will pay to LESSOR, as additional rent hereunder, when and as designated within thirty (30) days after notice in writing by LESSOR, the amount of the excess multiplied by the Escalation Factor. Operating expenses are defined for the purposes of this agreement as: The aggregate costs or expenses reasonably incurred by LESSOR with respect to the operation, administration, cleaning, repair, maintenance and management of the premises including, without limitation, those items designated as "included" in Exhibit C and also excluding those items designated as "Excluded" on Exhibit C attached hereto. Any such accounting by LESSOR shall be binding and conclusive upon LESSEE unless within sixty (60) days after the giving by LESSOR of such accounting, LESSEE shall notify LESSOR that LESSEE disputes the correctness of such accounting, specifying the particular respects in which the accounting is claimed to be incorrect.

               C. There shall be no Additional Rent due for the period LESSEE occupies the Initial Premises prior to the Permanent Premises Commencement Date.

7. UTILITIES   The LESSEE shall pay, as they become due, all bills for
               electricity. The LESSOR agrees to provide all other utility service and to furnish reasonably hot and cold water and reasonable heat and air conditioning to the Premises, the hallways, stairways, elevators, and lavatories during normal building business hours on regular business days of the heating and air conditioning seasons of each year, to furnish elevator service and to light passageways and stairways at all times, and to furnish such cleaning service as is customary in similar buildings in said city or town as set forth in Exhibit E attached hereto, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR's control, excluding financial incapability.

               At LESSEE'S request and at LESSEE'S expense (if it is the Building's policy at the time of such request) LESSOR shall provide HVAC services to the Premises for whatever times LESSEE so requests.

               LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the premises as of the commencement date of this lease. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the LESSEE'S sole obligation, provided that such installation shall be subject to the written consent of the LESSOR.

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               There shall be no charge for electricity or other utilities in the Initial Premises while LESSEE occupies said Premises prior to the Permanent Premises Commencement Date.

8. USE OF      The LESSEE agrees to use the Premises in a manner consistent with
   LEASED      the nature of the building and consistent with the other LESSEES
   PREMISES    in the building. The LESSEE shall use the Premises only for the purpose of listed in Section 1 of this Lease.

9. COMPLIANCE  The LESSEE acknowledges that no trade or occupation shall be
   WITH LAWS   conducted in the Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated. LESSEE agrees to comply with all such laws. LESSEE makes no representation that uses contemplated by the LESSEE are permitted by law. LESSOR shall comply with all other laws affecting the Premises or the building at which they are a part and assumes the obligation of any modifications so required.

10. FIRE       The LESSEE shall not permit any use of the Premises which will
    INSURANCE  make voidable any insurance on the property of which the Premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body, succeeding to its powers. The LESSEE shall not use the Premises for any hazardous use which will cause an extra insurance premium. However, in the event that LESSEE does so, the LESSEE shall, on demand, reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by the LESSEE'S use of the Premises.

11. MAINTEN-   The LESSEE agrees to maintain the Premises, in good condition,
    ANCE OBLI- reasonable wear and tear and damage by fire and other casualty
    GATIONS    only excepted, and whenever necessary, to replace plate glass and other glass therein.

               A. LESSEE'S OBLIGATIONS. At the Permanent Premises Commencement Date the Permanent Premises shall be in good order and the glass whole. The LESSEE shall not permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the premises. LESSOR shall provide signage on the lobby directory and building standard signage on LESSEE'S floor. And, if any other same size LESSEE on the second or higher floor in the Building has the right to affix a sign on the outside of the Building, LESSEE shall have the same right. This does not include banners or any type of non-permanent signage. The LESSEE shall keep and maintain the Premises in good order and repair at its own expense. The LESSOR shall at LESSEE'S expense and upon LESSEE'S request, furnish and install all replacement lamps, lighting tubes, bulbs and ballasts which may be required in the Premises during the terms hereof.

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               B. LESSOR'S OBLIGATIONS. The LESSOR agrees to maintain the structure of the building and the portion of the mechanical and other base building systems which are a part of the building system and do not serve the LESSEE exclusively, of which the Premises are a part in the same condition as it is at the commencement of the Term or as it may be put in during the Term of this Lease, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required because of the LESSEE or those for whose conduct the LESSEE is legally responsible. LESSOR shall maintain the heat pump units.

               LESSOR shall never be liable for any failure to make repairs unless LESSEE has given notice to LESSOR of the need to make such repairs, and LESSOR has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

12.ADDITIONS & The LESSEE shall not make structural alterations or additions to
   ALTERATIONS the Premises or that will materially adversely affect the building's systems, but may make non-structural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at LESSEE'S expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the Premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record or bonded over forthwith without cost to LESSOR. Any alterations or improvements made by the LESSEE shall become the property of he LESSOR at the termination of occupancy as provided herein.

13. ASSIGNMENT The LESSEE shall not assign or sublet the whole or any part of & SUBLEAS- the Premises without LESSOR'S prior written consent, which
    ING        consent shall not be unreasonably withheld, delayed or denied.
               Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. If SUBLESSEE is paying rent at an amount greater than outlined in Section 4 of this agreement, the amount less any expenses incurred in subleasing with the remises, over shall be due to LESSOR. LESSEE may not sublease to other tenants in the building, active prospects or tenants who have toured the building within sixty
               (60) days prior to being introduced to the proposed sublease space. LESSEE may not lease Premises at rates below their current rent or the current asking rent for the building, whichever is higher with out prior written permission from LESSOR. Any sublessee must conform to the building's current office uses.

               No LESSOR consent shall be required for an assignment or sublease to any business organization directly or indirectly controlling or controlled by LESSEE or under common control with LESSEE, or to any successor by merger, consolidation or purchase of all or substantially all of LESSEE'S assets, or in the event of the sale of LESSEE'S capital stock, through any public exchange.

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14. SUBORDINA- This Lease shall be subject and subordinate to any and all
    TION mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the Premises are a part (and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage). LESSOR shall secure a non-disturbance agreement from LESSOR'S Mortgagee within thirty
               (30) days after the Lease is executed by both parties. LESSOR shall use best efforts to secure a non-disturbance agreement from all future Mortgagees, at LESSEE'S request and at LESSEE'S expense, which shall only include the Mortgagees attorney's fees. In the event that LESSEE fails or refuses to execute same, LESSOR may do so as LESSEE'S Attorney-in-Fact.

15. LESSOR'S   The LESSOR or agents of the LESSOR may, at reasonable times and
    ACCESS     except for in an emergency, consistently with LESSEE'S
               established security procedures, enter to view the Premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect or needs to do and may show the Premises to others.

16. INDEMNIFI- LESSEE shall save LESSOR harmless, and shall exonerate and CATION AND indemnify LESSOR, from and against any and all claims, LIABILITY liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority:

               (i) on account of or based upon any injury to person, or loss of or damage to property sustained or occurring or emanating from the Premises on account of or based upon the act, omission, fault, negligence or misconduct of LESSEE, its contractors, agents, employees, invitees or visitors;

               (ii) on account of or based upon any injury to person, or loss of or damage to property, sustained on or occurring elsewhere (other than on the Premises) in or about the Property (and, in particular, without limitation, the elevators, stairways, public corridors, sidewalks, parking areas, concourses, arcades, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Property or the Premises) arising out of the use or occupancy of the Property or Premises by the LESSEE or by any person claiming by, through or under LESSEE, except to the extent such injury, loss or damage was caused by the negligence, fault or misconduct of LESSOR, or its contractors, agents or employees;

                      and in addition to and not in limitation of either of the foregoing subdivisions (i) and (ii):

               (iii) on account of or based upon (including moneys due on account of) any work or thing whatsoever done (other than by LESSOR or its contractors, or agents or employees or either) on the Leased Premises; and, in respect of any of the foregoing, from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, or any action or proceeding brought thereon; and in case any action or proceeding be

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                      brought against LESSOR by reason of any such claim.
                      LESSEE upon notice from LESSOR shall at LESSEE'S expense resist or defend such action or proceeding and employ counsel therefore reasonably satisfactory to LESSOR, it being agreed that such counsel as may act for insurance underwriters of LESSEE engaged in such defense shall be deemed satisfactory.

17. LIABILITY The LESSEE shall maintain with respect to the Premises and the INSURANCE property of which the Premises are a part comprehensive publicliability insurance in the amount of $1,000,000 with property damage insurance in limits of $500,000 in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided. LESSEE agrees to increase limits as LESSOR'S mortgagee reasonably requires. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the Term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least ten
               (10) days prior written notice to each assured named therein.

                      (a) LESSOR shall maintain all-risk, extended coverage, casualty and comprehensive public liability insurance with respect to the building, with such deductibles as are now retained by prudent owners of similar property in Boston.

                      (b) Each party hereby waives all liability of and all rights of recovery and subrogation against the other party or any of the officers, agents or employees of the other party for any loss of or damage to property arising out of fire or casualty, and each party hereby agrees that neither such party nor any of its officers, agents, employees, or its or their insurers will sue the other party or any of the officers, agents or employees of the other party, for any loss of or damage to property arising out of fire or casualty. Each party further agrees that all casualty insurance policies carried by such party will contain waivers by the insurer of such liability, recovery, subrogation and suit. In the event of a fire or casualty emanating from LESSEE'S premises due to the fault or negligence of LESSEE, LESSEE shall pay LESSOR'S deductible.

18. FIRE, CASUAL- (a) Should a substantial portion of the Premises, or of the TY, EMINENT property of which they are a part, be substantially damaged
     DOMAIN         by fire or other casualty, or be taken by eminent domain,
                    the LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders all or part of the Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:

                         (i) The LESSOR fails to give written notice within thirty (30) days of the event of its intention to restore Premises, or

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                         (ii)  The LESSOR fails to restore the Premises to a
                               condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking. LESSOR reserves, and the LESSEE grants the LESSOR, all rights which the LESSEE may have for damages or injury to the Premises for any taking by eminent domain, except for damage to the LESSEE'S fixtures, property, or equipment, and LESSEE'S moving expenses.

                    (b) Should the Premises be damaged by fire or other casualty or taken by eminent domain and this Lease not be terminated pursuant to Section 18(a), LESSOR shall promptly restore the Premises to the fullest extent possible, rent shall be abated equitably for the time and to the extent the Premises are not fully useable for their intended use, and the Lease otherwise shall remain in full force and effect.

19.  DEFAULT AND    In the event that:
     BANKRUPTCY

                    (a) The LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for five (5) days after written notice thereof; or

                    (b) The LESSEE shall default in the observance or performance of any other of the LESSEE'S covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof unless the same cannot be cured within such time and LESSEE is diligently pursuing such cure; or

                    (c) The LESSEE shall file or be filed against and the same shall not be dismissed within ninety (90) days in any bankruptcy, insolvency or reorganization petition; or

                    (d) The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE's property for the benefit of creditors, or

                    (e) Any attachment is made of the leasehold interest created by this lease and the same shall not be dismissed within ninety (90) days; or

                    (f) A receiver is appointed to conduct LESSEE'S business (whether or not LESSOR has re-entered the premises) and the same shall not be dismissed within ninety (90) days.

                    Then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the Premises, to terminate this lease, and remove the LESSEE'S effects without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and additional rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term, LESSOR agrees to use reasonable efforts to mitigate LESSEE'S damages hereunder. If the LESSEE shall default, after reasonable notice thereof in the observance or performance of any conditions or covenants on LESSEE'S part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of prime plus 3% and costs, shall be paid to the LESSOR by the LESSEE as additional rent. Any sums not paid when due shall bear interest at 18 percent per annum until paid. LESSEE shall pay an administrative fee of twenty-five dollars if a check does not clear.

20.  NOTICE         Any Notice from the LESSOR to the LESSEE relating to the
                    Premises or to the occupancy thereof, shall be in writing and be deemed duly served, if mailed to LESSOR'S Notice
                    Address as specified in Section 1 of this Lease, registered or certified mail, return receipt requested, postage prepaid, or by a recognized national overnight carrier addressed to the LESSEE. Any Notice from the LESSEE to the LESSOR relating to the Premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR'S
                    Notice Address as specified in Section 1 of this Lease, by registered or certified mail, return receipt requested, postage prepaid or by a recognized national overnight carrier, addressed to the LESSOR at such other address as the LESSOR may from time to time advise in writing. All rent notices shall be paid and sent to the LESSOR at its notice address or such other address as may be designated by LESSOR.

21.  SURRENDER      The LESSEE shall at the expiration or other termination of this Lease remove all LESSEE'S goods and effects from the Premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the Premises).
                    LESSEE shall deliver to the LESSOR the Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Premises, in good condition reasonable wear and tear and damage by fire or other casualty only excepted. In the event of the LESSEE'S failure to remove any of LESSEE'S property from the Premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE'S expense, or to retain same under LESSOR'S control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property. The LESSEE shall restore all damage to the Premises which may have occurred during the use of Premises or while vacating the Premises.
                    Any items which the LESSEE installs, which replace items on the Premises when LESSEE took occupancy are deemed to be LESSOR'S property.

22.  BROKERAGE      A) LESSEE warrants and represents that LESSEE has dealt with no broker other than the broker listed in Section 1 of this lease in connection with the consummation of this Lease and, in the event of any breach of such warranty and representation, LESSEE agrees to defend the same and indemnify LESSOR against any such claim.

                    B) LESSOR warrants and represents that LESSOR has dealt with no broker other than the broker listed in Section 1 of this lease in connection with the consummation of this Lease and, in the event of any breach of such warranty and representation, LESSOR agrees to defend the same and indemnify LESSEE against any such claim.

23.  LESSOR'S       The LESSOR is not personally liable under this Lease. (a)
     LIABILITY      LESSEE specifically agrees to look solely to the equity in the property of which the Premises are a part for recovery of any judgment from LESSOR it being specifically agreed that LESSOR (original or successor) shall never be personally liable for any such judgment or for the payment of any monetary obligation to LESSEE. The provisions contained in the foregoing sentence are not intended to, and shall not, limit any right the LESSEE might otherwise have to obtain injunctive relief against LESSOR or to take any action not involving the liability of LESSOR to respond in monetary damages from LESSOR's assets other than from such property.

24.  WAIVER         Failure on the part of the LESSOR or LESSEE to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by LESSOR or LESSEE, respectively, of its rights hereunder. Further, no waiver at any time of the provisions hereof, by LESSOR or LESSEE shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions.
                    The consent or approval of LESSOR or LESSEE to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary LESSOR'S or LESSEE'S consent or approval to or of any subsequent similar act by the other.

25.  STATUS         Recognizing that both parties may find it necessary to
     REPORT         establish to third parties, from time to time, the then
                    current status of performance hereunder, either party will, within 10 days after receipt of a request therefore, furnish a statement of the status of any matter pertaining to this Lease, including without imitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of the Lease.

26.  CONDITION      PERMANENT PREMISES:
     AND AREA

                    Except as otherwise provided in this Section, the Permanent Premises are being delivered strictly in their condition "as is" and LESSEE acknowledges that it has inspected the same and found them satisfactory. LESSOR will build space in accordance with LESSEE'S plans and specifications in an amount not to exceed $25 per square foot, as this amount may be increased pursuant to Section 37 of this Lease.

A.   PREPARATION OF
     THE PREMISES:  Promptly upon execution of the Lease, LESSEE will have prepared, at its sole cost and expense, certain plans ("LESSEE'S Plans") for improvements to be made in the Permanent premises to prepare the Permanent Premises for LESSEE's occupancy. Upon completion of LESSEE'S Plans, LESSEE shall submit the same to LESSOR for LESSOR'S approval, which approval shall not be unreasonable delayed or withheld. To the extent that LESSOR does not disapprove LESSEE'S Plans in writing, and provide specific remedies that will make LESSEE'S Plans acceptable, within ten (10) Business Days after submission of the same by LESSEE, LESSOR shall be conclusively deemed to have approved LESSEE'S Plans. LESSOR shall contribute an allowance of $25,000 ($1.25 per rentable square foot) for the preparation of the LESSEE'S Plans and Specifications, payment to be made after services are rendered and within thirty (30) days after LESSEE forwards LESSOR bills or the same.

                    Promptly after approval of LESSEE'S Plans, LESSOR shall exercise all reasonable efforts to complete in a cost effective manner, with reasonable mark-ups only, using first class materials and in a good and workman like manner, at its sole cost and expense, the work specified in LESSEE'S Plans. The work shall collectively be referred to as the "Permanent Premises Tenant Improvement Work." LESSEE shall have no claim against LESSOR for failure so to complete such Work, other than the right of termination provided in
                    Section 26B.

 B.  SUBSTANTIAL
     COMPLETION:    The Permanent Premises shall be deemed ready for occupancy on the first day (the Permanent Premises Substantial
                    Completion Date") as of which the Permanent Premises Tenant
                    Improvement Work has been completed except for items of work
                    (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with LESSEE's use of the Permanent Premises (i.e. so-called "punch list" items) the building permit has received final sign-offs and LESSEE has been given notice thereof. LESSOR shall complete, as soon as conditions permit, all "punch list" items and LESSEE shall afford LESSOR access to the Permanent Premises for such purposes. Within a reasonable time after substantial completion, LESSOR shall secure a final Certificate of Occupancy for the Premises.

                    If the Permanent Premises Substantial Completion Date has not occurred by May 1, 1998 (the "Permanent Premises Outside Construction Completion Date") as it may be extended pursuant to section 26.D. LESSEE shall have the right to terminate this Lease by giving notice to LESSOR not later than thirty (30) days after the Permanent Premises Outside Construction Completion Date (as so extended), of LESSEE'S desire so to do; and this Lease shall cease and come to an end without further liability or obligation on the part of either party thirty (30) days after the giving of such notice, unless, within such 30-day period, LESSOR substantially completes the

                    Permanent Premises Tenant Improvement Work. Such right of termination shall be LESSEE's sole and exclusive remedy at law or in equity for LESSOR's failure so to complete such Work.

C.   CONCLUSIVENESS
     OF LESSOR'S
     PERFORMANCE:   Except as to latent defects, no later than sixty (60) days after the Permanent Premises Substantial Completion Date,
                    LESSEE shall provide LESSEE with a list of any respects in which LESSEE deems LESSOR has not performed LESSOR'S Work, the so called "Punch List." LESSOR shall then complete such items of LESSOR'S Work within a reasonable period of time.

D.   LESSEES'       1) If a delay shall occur in the Permanent Premises
     DELAYS:        Substantial Completion Date as the result of:

                    i) Any request by LESSEE that LESSOR delay in the commencement of completion of LESSOR's Work for any reason;

                    ii) Any change by LESSEE in any of LESSEE'S Plans after LESSEE'S approval thereof;

                    iii) Any other act or omission of LESSEE or its officers, agents, servants or contractors; or

                    iv) Any reasonably necessary displacement of any of the Permanent Premises Tenant Improvement Work from its place in LESSOR's construction schedule resulting from any of the causes for delay referred to in clauses (i), (ii), (iii), or this paragraph and the fitting of such Work back into such schedule; then LESSEE shall, within ten (10) business days of the Permanent Premises Commencement Date, pay to LESSOR for each day of such delay the amount of Basic Rent, Escalation Charges and other charges that would have been payable hereunder.

                    The delays referred to above are herein referred to collectively and individually as "LESSEE's Delay."

                    2) If, as a result of LESSEE'S Delay(s), the Substantial Completion Date is delayed in the aggregate for more than sixty (60) days, LESSEE shall pay rent on the Initial Premises at the rate of $22.75 per square foot. If, then, as a result of LESSEE's Delay(s), the Substantial Completion Date is delayed in the aggregate for more than an additional sixty (60) days, LESSOR may (but shall not be required to) at any time thereafter terminate this Lease by giving written notice of such termination to LESSEE and thereupon this Lease shall terminate without further liability or obligation on the part of either party, except that LESSEE shall pay to LESSOR the cost theretofore incurred by LESSOR in performing LESSOR's Work, plus an amount equal to LESSOR's out-of-pocket expenses incurred in connection with this Lease, including, without limitation, brokerage and legal fees, together with any amount required to be paid pursuant to Section 26 through the effective termination date. However, if within five (5) days of LESSEE'S receipt of LESSOR'S written notice of termination, LESSEE shall notify LESSOR that the Permanent Premises Commencement Date is deemed to have occurred, LESSOR'S Termination notice shall be null and void and this Lease shall be in full force and effect as to the Permanent Premises.

                    3) The Permanent Premises Completion Date shall automatically be extended for the period of any delays caused by LESSEE's Delay(s) or Force Majeure.

                    INITIAL PREMISES:

                    Except as otherwise provided in this Section, the Initial Premises are being delivered strictly in their condition "as is" and LESSEE acknowledges that it has inspected the same and found them satisfactory. LESSOR shall build space in accordance with the Plans and Specifications attached hereto as Exhibit D. LESSOR shall also provide HVAC as can be found in similar buildings in the Greater Boston Area.

27.  LESSOR'S       LESSOR warrants and represents that it is the owner of
     WARRANTY       record of the Premises and that it has authority to grant
                    the leasehold interest conveyed hereby.

                    Quiet Enjoyment: LESSOR covenants that, upon payment of Basic Rent and all other payments provided for herein and observance and performance of all of the provisions of this Lease to be observed and performed by LESSEE, LESSEE shall quietly hold, occupy and enjoy the Demised Premises and all of the rights relating thereto during the Term, without hindrance or molestation by, LESSOR or any party claiming by, under, through, or paramount to, LESSOR.

28.  SEVERABIL-     If any Term or provision of this Lease, or the application
     ITY            thereof to any person or circumstance shall, to the extent the same shall be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

29.  RECORDING      LESSEE agrees not to record this Lease, but, if the Term of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease in recordable form and complying with applicable law and reasonably satisfactory to LESSOR'S attorneys. Such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

30.  HOLDING        Any Holding Over by LESSEE after the expiration of the Term
     OVER           of this Lease shall be treated as a tenancy at sufferance at a rate equal to one and one half times the Basic Rent then in effect plus Additional Rent and other charges herein provided. In the event that LESSOR incurs damages, direct and/or indirect, sustained by reason of any such holding over, LESSEE shall pay rent for the period of such holding over at a rate equal to two and one half times the Basic Rent then in effect plus Additional Rent and other charges herein provided. Such payment shall be liquidated damages and LESSOR shall have no further rights against LESSEE at law or in equity. Otherwise, such Holding Over shall be on the terms and conditions set forth in this Lease as far as applicable.

31.  GOVERNING      This Lease shall be governed exclusively by the provisions
     LAW            hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

32.  RELOCATION     Deleted.

 33. ENTIRE
     AGREEMENT      This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. LESSEE acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the LESSEE in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

 34. OPTION TO
     EXTEND: Provided that at the time of such exercise (i) there then exists no Default of LESSEE beyond applicable notice and cure periods, (ii) this Lease is then in full force and effect, and (iii) LESSEE is in actual occupancy in excess of 75% of the Premises, LESSEE shall have the right and option to extend the term of this Lease for one (1) extended term of five years (the "Extended Term"). The Extended Term shall commence on the day immediately succeeding the expiration date of the Initial Term, and shall end on the day immediately preceding the fifth anniversary of the first day of such Extended Term. LESSEE shall exercise such option to extend by giving written notice to LESSOR of its desire to do so not later than twelve (12) months prior to the expiration date of the Initial Term. Provided the conditions of clauses (i), (ii) and (iii) of this section shall have been satisfied, the giving of such notice by LESSEE shall automatically extend the Term of this Lease for the Extended Term, and no instrument of renewal need be executed. In the event that LESSEE fails to give such notice to LESSOR, this Lease shall automatically terminate at the end of the Initial Term, and LESSEE shall have no further option to extend the Term of this Lease, it being agreed that time is of the essence with respect to the giving of such notice. The Extended Term shall be on all the terms and conditions of this Lease, except that (I) option to extend that Term of this Lease, and (II) the Basic Rent for the Extended Term shall be at Fair Market Value. LESSOR shall designate Fair Market Value, (the "Fair Market Value") by written notice to LESSEE within sixty (60) days of receipt of notice from LESSEE. If LESSEE disagrees with such designation, (the

                    "Designation"), LESSEE shall by written notice, sent within twenty (20) days of receipt of Designation, advise LESSOR of such disagreement; otherwise LESSEE shall conclusively be deemed to have agreed to such Designation.

                    In the event that the Parties are unable to agree, each Party shall appoint an appraiser within ten (10) business days. Each appraiser so appointed shall be instructed to determine independently the Fair Market Value and then confer. If the two appraisers are unable to determine a Designation acceptable to both parties within ten (10) business days, they shall appoint a third appraiser within ten (10) business days. The Designation of this appraiser shall be considered final. The final appraisers report shall be delivered within twenty (20) days and shall be considered binding on both parties.

35.  RIGHT OF
     FIRST OFFER    If at any time during the Term of this Lease, LESSOR shall desire to lease any space on the first, third and fourth floors of the Building (the "First Offer Space"), LESSOR shall notify LESSEE and set forth the Fair Market Value terms and conditions on which LESSOR is willing to lease all or any portion of the First Offer Space, including, without limitation, rent, build-out allowance and other tenant incentives or inducements to lease, if any. The Terms shall be the same as offered to other LESSEE'S with similar Rights of First Offer. Provided that the time of such exercise (i) there then exists no Default of LESSEE beyond applicable notice and cure periods, (ii) this Lease is then if full force and effect, and (iii) LESSEE is in actual occupancy of the entire Premises demised thereunder, LESSEE may, by giving notice in writing to LESSOR within five (5) Business
                    Days after receipt of LESSOR'S notice, elect to lease the First Offer Space on the terms so offered by LESSOR. If
                    LESSEE shall so elect to lease the First Offer Space, it shall within ten (10) days after such election enter into an amendment to this Lease incorporating the terms and contained in LESSOR'S notice. If LESSEE shall not elect to lease the First Offer Space within such five (5) Business
                    Day period, or shall fail to enter into such amendment to this Lease within such ten-day period, LESSEE shall have no further rights under this section with respect to the First
                    Offer Space and LESSOR shall be free to lease any or all of such space to other parties. LESSEE'S rights under this section of the lease shall be subordinate to the existing tenant's rights under this section, as set forth on Exhibit
                    F attached hereto. If the First Offer Space remains unleased, LESSOR shall re-offer the space to LESSEE after two hundred forty (240) days.

36.  PARKING        LESSOR shall lease one triple and one tandem slot, each able to accommodate three and two cars respectively at the rate of $1,000 per month (two hundred dollars per car space). The particular slots may be changed from time to time but at the beginning of the lease term the slots shall be 5 & 6 as detailed on Exhibit B attached hereto.

37.  LESSOR'S       If the cost to construct the Permanent Premises in
     ADDITIONAL     accordance with LESSEE'S Plans is in excess of $25/psf
     TENANT         ($500,000), LESSOR shall, if requested by LESSEE, provide up
     IMPROVE        to an additional $10/psf ("LESSOR'S Additional Tenant
     MENT           Improvement Allowance"). The LESSOR'S Additional Tenant
     ALLOWANCE      Improvement Allowance may be used only for the costs of
                    construction to the Permanent Premises and my not be used for furniture or in any other way.

                    LESSEE shall repay the LESSOR'S Additional Tenant Improvement Allowance in equal monthly payments of principal and interest calculated at a 10% per annum rate as Additional Rent.

                    The total amount of the LESSOR'S Additional Tenant Improvement Allowance shall be added to the base Letter of Credit at described in Section 1 of this Lease and shall be reduced each year on a schedule separate from the base portion. The "Additional Portion of the Letter of Credit" shall reduce at the rate of one-third per year.

38.  INITIAL        Prior to the Permanent Premises Commencement Date, LESSEE
     PREMISES       may have mail and other packages delivered to the security
     MAIL           desk at 89 South Street. The mail and other packages shall
     DELIVERY       then be delivered to LESSEE at the Initial Premises. Such
                    delivery shall be made by building maintenance personnel, one time each day, at a time mutually agreeable to LESSEE and LESSOR. ESSEE may pick up mail and other packages more frequently. LESSOR hall exercise reasonable care with LESSEE'S mail and other packages, however, LESSOR shall have no responsibility for LESSEE'S mail and other packages.

39.  OTHER
     PROVISIONS     None.



IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this 2nd day of May, 1997.
LESSEE: ________________       LESSOR: Lincoln Plaza Limited Partnership
                               BY: L.P. Properties, Inc. - its General Partner
                               BY: Richard D. Cohen - its President

By: /s/ Signature Illegible
PRESIDENT SVIP

Hereunto Duly Authorized

                                   EXHIBIT A - 1

                                  INITIAL PREMISES

                                 [EXHIBIT OMITTED]

                                   EXHIBIT A - 2

                                 PERMANENT PREMISES

                                 [EXHIBIT OMITTED]

                                     EXHIBIT B

                                      Parking.


             SPACE #                               # OF SPACES
             -------                               -----------
               1                                        2

               2                                        3

               3                                        3

               4                                        3

               5                                        3        SVIP

               6                                        2        SVIP

               7                                        2

               8                                        2

               9                                        2

              10                                        2

              11                                        2

              12                                        2

              13                                        2



           LESSOR may substitute or change the particular parking spaces.

                                     EXHIBIT C

                        ITEMS INCLUDED IN OPERATING EXPENSES
                         ------------------------------------

Without limitation, Operating Expenses shall include:

1. All expenses incurred by Lessor or Lessor's agents which shall be directly related to employment of personnel for the Property, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Lessor or Lessor's agents pursuant to any collective bargaining agreement for the services of employees of Lessor or Lessor's agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed for other property of Lessor, such compensation shall be suitably prorated among the Property and such other properties.

2. The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, including without limitation fees, if any, imposed upon Lessor, or charged to the Property, by the state or municipality in which the Property is located on account of the need of the Property for increased or augmented public safety services.

3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other properties, such costs shall be suitably prorated among the Property and such other properties.

4. Where the Property is managed by Lessor or an affiliate of Lessor, a sum equal to the amounts customarily charged by management firms in the Boston area for similar properties, but in no event more than six percent (6%) of gross annual income, whether or not actually paid, or where managed by other than Lessor or an affiliate thereof, the amounts charged for management, together with, in either case, reasonable amounts charged for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing, terminating or renewing leases and administration and operation of the Premises. The rate for the management fee shall be adjusted to reflect the same rate in the base year as in each subsequent year. In calendar year 1996, the rate charged was 4%.

5. Reasonable premiums for insurance against damage or loss to the Property from such hazards as shall from time to time be required by mortgagees.

6. If, during the Term of this Lease, Lessor shall make a capital expenditure for the purpose of reducing Operating Expenses or to comply with law hereinafter imposed, the total cost of which is not properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year the annual charge-off of such capital expenditure; and the useful life shall be determined reasonably by Lessor in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

7. Costs for electricity, water and sewer use charges, and other utilities supplied to the Property and not paid for directly by Tenants in the Building.

8. Betterment assessments provided the same are apportioned equally over the longest period permitted by law.

9. Amounts paid to independent contractors for services, materials, and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

If, for any reason portions of the rentable area of the Building not included in the Premises were not occupied by lessees or LESSOR was not supplying all lessees with the services being supplied under this Lease or any lessees in the Building were supplied with a lesser level of standard services than those supplied to LESSEE under this Lease, LESSOR'S Operating Expenses for the property shall include the amounts reasonably determined by LESSOR which would have been incurred if all of the rentable area in the Building were occupied and were supplied with the same level of standard services as supplied to LESSEE under this Lease.

                                   Excluded Items

Operating Expenses for the Property shall not include the following: LESSOR'S Tax Expenses; cost of repairs or replacements (i) resulting from eminent domain takings, (ii) resulting from fire or other casualty except for (x) the amount deductible from LESSOR'S insurance claim, as provided above or (y) any fire or other casualty caused by a peril not required to be insured against under
Section 17 (with any capital expenditures being amortized as contemplated above with respect to other capital expenditures), (iii) to the extent reimbursed by insurance, or (iv) required, above and beyond ordinary periodic maintenance, to maintain in good order, condition and repair the roads, driveways, walkways and lobbies of the Building, including the roof, building systems, exterior walls and floor slabs (an example of which, without limitation, would be the costs of constructing and consequently maintaining, repairing and operating a Garage on the Property); replacement or contingency reserves; the cost of capital improvements (other than as specifically provided for above) or as required by law heretofore imposed but which LESSOR has failed to complete; ground lease rents or payment of debt obligations; real estate taxes other than with respect to the Property except as expressly provided above in connection with the common areas and amenities; legal and other professional fees for matters not relating to the normal administration and operation of the Property (expressly excluding fees and charges incurred for the recovery of the rentals or the eviction of tenants); advertising (except for employment advertisements pertaining to building staff), public relations or brokerage fees and commissions paid in connection with services rendered for securing or renewing leases; costs of services or work provided to other lessees in excess of services or work to which LESSEE is entitled hereunder without additional charge; interest or penalties for late payments; depreciation and other non-cash charges (except as otherwise expressly provided); personnel charges for employees above the grade of property manager (and overhead associated therewith), except in those instances where a property manager is not charged to the property and then, a portion of an individual above the grade of property manager may be so allocated to the property. The percentage allocation shall be made based on the individuals allocation of time to the building. LESSOR'S Operating Expenses shall be reduced by the amount of any proceeds, payments, credits or reimbursements which LESSOR receives from sources other than tenants and which are applicable to such Operating Expenses for the Property.

                                     EXHIBIT D

                      Initial Premises Plans & Specifications

*    The walls marked shall be demoed and the remaining walls repaired.

*    The walls and ceilings shall be painted in the color of LESSOR'S choice.

* All completed areas shall be recarpeted with LESSOR'S choice of carpet. All other flooring shall remain as is.

*    See following plan.

                                     EXHIBIT E

                              Cleaning Specifications

Provide services five nights a week, Monday through Friday between the hours of 5 p.m. & 10 p.m.

MAIN LOBBY(S):
-------------

     Daily:
     -----

     Sweep and wash flooring. Lobby floor to be maintained in accordance with Capital Properties, Inc. specifications.

     All ash urns to be emptied, black matter to be replaced as necessary.

     All elevator doors to be wiped down and polished every night.

     Lobby wall to be dusted within hand reach.

     All glass including doors, both sides, windows within reach of cleaner and floor directories to be cleaned and polished.

     Smudges and fingerprints to be wiped from walls, switchplates, doors, counters, elevator call buttons and elsewhere as needed.

     All planters to be polished and arranged property on floor.

     All brass surfaces to be wiped down.

     Wash all rubber mats.

     Monthly:
     -------

     All resilient tile floors in public areas to be treated equivalent to spray buffing. (Medford)

     Quarterly:
     ---------

     Dusting of high-hats and diffusers

     Maintenance of lobby floors in accordance of Capital Properties specifications.

ELEVATORS:
---------

     Daily:
     -----

     All wall surfaces to be cleaned and polished every night.

     All door tracts to be vacuumed and polished.

     Weekly:
     ------

     Stainless steel ceiling panels to be cleaned and polished.

GENERAL AND PRIVATE OFFICES, RECEPTION AREA, CONFERENCE ROMS, HALLWAYS, STAIRWELLS, ETC.:
-------------------------------------------------------------------------------

     Nightly:
     -------

     Empty all wastebaskets, replace liners. Liners to be supplied by Capital Properties

     Empty all ashtrays, damp wipe and polish.

     Dust all desks, chairs, tables, office furniture and equipment, window sills, ledges, horizontal surfaces, etc.

     Wash and sanitize sides and tops of all water coolers.

     Hand dust all grill work within normal reach.

     Remove all fingermarks from private entrance doors, light switches and doorways.

     Spot clean walls around light switches, door jambs, etc.

     Wipe clean all brass and other bright work.

     Spot clean all glass partitions. (both sides)

     Remove and dust under all desk equipment and telephone and replace same.

     Thoroughly vacuum all carpeting.
     ----------

     Dry mop V.C.T. flooring. Damp mop spillage on V.C.T. flooring.

     Weekly:
     ------

     Damp mop and spray buff V.C.T. flooring.

     Dust coat racks, and the like.

     Wash both sides of all glass partitions.

     Remove and dust under all desk equipment and telephone and replace same.

     Quarterly:
     ---------

     Render high dusting not reached in daily cleaning to include.

     Semi-Annually:
     -------------

     Dust diffusers, ceiling corners and high dusting above 72"

     Annually:
     --------

     Machine strip and refinish V.C.T. flooring.

B. RESTROOMS:
------------

     Nightly:
     -------

     Clean all bowl faces.

     Clean and sanitize all toilets and urinals.

     Clean all bright work.

     Clean mirrors.

     Wash both sides of all toilet seats.

     Empty ashtrays and clean inside and outside.

     Empty waste receptacles, clean outside and replace plastic liners. Liners furnished by Capital Properties, Inc.

     Empty sanitary napkin disposal units.

     Replace expendable items (hand towels, toilet tissue, hand soap). Products furnished by Capital Properties, Inc.

     Spot clean partitions, walls and entry doors.

     Sweep and wash (with a disinfectant cleaner) bathroom floors.

     Weekly:
     ------

     Clean showers. (If any)

     Monthly:
     -------

     Remove cobwebs from ceilings and corners.

     Clean diffusers.

     Dust above 72".

     Wash partitions and walls.

     Monthly:
     -------

     Machine scrub lavatory floors.

     Semi-Annually:
     -------------

     Machine scrub and refinish (using a water sealer).

CAFETERIA/KITCHEN:
-----------------

     Nightly:
     -------

     Empty all waste containers, clean exteriors and replace liners. Liners supplied by Capital Properties, Inc.

     Wash and sanitize table tops and counters.

     Clean kitchen sink.

     Damp mop and spray buff V.C.T. flooring.

     Monthly:
     -------

     Spray buff all hard surface floor area.

     Annually:
     --------

     Machine strip and refinish all V.C.T. flooring.

GENERAL:
-------

     Nightly:
     -------

     Remove all trash to designated area in accordance with any recycling programs that may be in effect.

     Clean janitor closets at end of shift, leave all equipment neat and orderly.

     Maintain daily log.

                                     EXHIBIT F

                          Existing Tenants Rights for the

                           First, Third and Fourth Floors

Suite 105 New England Banking Institute - Lease through 7/31/04, one five year option.

Suite 102 New England Banking Institute - Lease through 7/31/04, one five year option.

Suite 104 New England Banking Institute - Right of First Offer

Suite 301 GE Capital ITS - Lease through 3-31-02, one five year option.

          Unicco Service Co. (Suite 305) Right of First Offer

Suite 305 Unicco Service Co. - Lease through 5-31-02, one five year option.

          GE Capital ITS (Suite 301) Right of First Offer

Suite 401 HDR - Lease through 12-31-00

Suite 405 FST/HNTB - Lease through 7-31-99, two one year options

          HDR (Suite 401) Right of First Offer

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